UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2016 we signed a Director Agreement with Kenneth W. Weaver.  The Agreement provides that the obligations of the parties did not become effective until the contingencies of SEC Qualification of the Regulation A Offering Statement and Nasdaq Certification of listing the common stock of the Company on The NASDAQ Capital Market were fully met, which occurred on December 5, 2016.

The Agreement provides Mr. Weaver will be compensated as follows:

	Value of Shares or		Monthly Compensation
	Stock Options			Committee Participation
Board Position	Awarded/Year		Retainer	Audit	Compensation	Nomination

Independent Director	$75,000.00	[1]	$5,000.00	$1,250.00	$750.00	$-

Committee Chair Premium				$500.00	$250.00	$250.00

Expenses	Reasonable, customary and documented
Per Meeting Fees	$1,000.00 (per official meeting of Directors requiring transportation away from home) $500.00 (per official meeting of Directors not requiring transportation away from home)

______________

(1)	This amount is proposed only for purposes of establishing a minimum and may be increased, as appropriate, by the Compensation Committee of the Board of Directors following the IPO. The awards will be granted as soon as practicable following the adoption of a Stock Option and Stock Issuance Plan, which is currently being prepared by a retained securities law firm.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information about our Agreement with and background of Kenneth W. Weaver in Item 1.01 and Item 8.01, respectively, is incorporated by reference.

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Item 8.01 Other Events.

ShiftPixy, Inc., announces that its application to list ShiftPixy Common Stock on The Nasdaq Capital Market under the symbol “PIXY” has been accepted by Nasdaq and ShiftPixy’s Common Stock has been approved by the Exchange for listing and registration upon official notice of issuance.

As part of the Nasdaq listing process, ShiftPixy appointed its first independent director, Mr. Kenneth W. Weaver.  Mr. Weaver’s substantial financial background qualifies him as an audit committee financial expert under applicable rules. As ShiftPixy’s first independent director, until additional independent directors are appointed, Mr. Weaver will accordingly serve as the chairman and only director of the Audit Committee, Compensation Committee and Nominations Committee.  Since April 2012 to date, Mr. Weaver has been the sole proprietor of Ken Weaver Consulting, providing operations consulting for TVV Capital, a Nashville Private Equity firm.  Before his service with TVV, Mr. Weaver spent over 30 years with Bridgestone Corporation, having served in various responsible leadership roles, including as President, Bridgestone North American Tire Commercial Sales, Chief Financial Officer, Bridgestone Americas and Chairman, CEO and President, Firestone Diversified Products. Mr. Weaver earned both his bachelor’s degree in business and his masters of business administration degree from Pennsylvania State University.

As a condition of certifying ShiftPixy’s Common Stock for a NASDAQ listing, co-founder and shareholder, J. Stephen Holmes, and ShiftPixy mutually agreed to the disclosure by ShiftPixy in this Form 8-K of his prior conviction for acts related to making false statements in relation to two quarterly IRS Form 941 Employer Federal Quarterly tax returns, one in 1996 and the second 1997, for a company for which he was at the time an officer. The former company and ShiftPixy are not affiliated or related in any way. Mr. Holmes is now an independent contractor with ShiftPixy, focusing upon building a sales network and providing consulting in relation to worker’s compensation programs as well as Affordable Care Act health insurance programs, and as such is not involved in any part of the accounting or tax paying and IRS return filing areas of ShiftPixy’s operations.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Director Agreement with Kenneth W. Weaver

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: December 9, 2016	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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